UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 6, 2022
(Date of earliest event reported)

FEDNAT HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Florida	000-25001	65-0248866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14050 N.W. 14th Street, Suite 180 Sunrise, FL
33323
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 293-2532

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	FNHC	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets

On September 8, 2022, FedNat Holding Company (the “Company”) and a group of investors managed by Hale Partnership Capital Management LLC (the “Hale Investors”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) and closed the sale of 30,000 shares of the common stock of Monarch National Insurance Company (“Monarch”) held by the Company to the Hale Investors for $2.5 million. As a result of this transaction, the Hale Investors increased their ownership of Monarch’s outstanding common stock to 70% and the Company reduced its ownership of Monarch’s common stock to 30%. The Company retains two seats on Monarch’s board of directors and continues to provide managing general agent services, including policy servicing and claims administration, to Monarch through the Company’s wholly owned subsidiary, FedNat Underwriters, Inc. This transaction was entered into pursuant to the put right agreed to by the parties in conjunction with the previously disclosed closing on June 30, 2022 of the Hale Investors’ and the Company’s investments in Monarch. A copy of the Stock Purchase Agreement is filed as Exhibit 10.1 to this Form 8-K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a) On September 6, 2022, the Company received the resignation of Erick A. Fernandez, the Company’s Interim Chief Financial Officer. Mr. Fernandez’s resignation is effective September 20, 2022.

(b) On September 8, 2022, the Company’s Board of Directors appointed J. Gordon Jennings III to serve as interim Chief Financial Officer effective September 20, 2022. Mr. Jennings, age 64, currently serves as Vice President of Risk Management, a position he has held since 2008. He has served in various roles with the Company since 2000, including serving as the Company’s Controller from May 2000 through August 2002, as the Company’s Chief Financial Officer from August 2002 through June 2007, and as Chief Accounting Officer from June 2007 through March 2008. Mr. Jennings, formerly a certified public accountant, also holds a Certificate in General Insurance, an Associate in Insurance Services and an Associate in Risk Management as designated by the Insurance Institute of America.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit index lists the exhibits that are either filed or furnished with this Current Report on Form 8-K.
10.1	Stock Purchase Agreement dated as of September 8, 2022 among FedNat Holding Company and the Hale Investors
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDNAT HOLDING COMPANY

Date: September 12, 2022	By:	/s/ David K. Patterson

Name:	David K. Patterson
Title:	Interim Chief Executive Officer
(Principal Executive Officer)